Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State of Incorporation	Doing Business As Name
A Plus Health Care, Inc.	Montana	A Plus Health Care
Addus HomeCare Corporation	Delaware	Addus Homecare Corporation
Addus HealthCare (Delaware), Inc.	Delaware	Addus HomeCare Delaware
Addus HealthCare (Idaho), Inc.	Delaware	Addus HomeCare
Addus HealthCare (Nevada), Inc.	Delaware	Desert PCA, Addus HomeCare
Addus HealthCare (South Carolina), Inc.	Delaware	Addus HomeCare; Arcadia Home Care & Staffing
Addus HealthCare, Inc.	Illinois	Addus HomeCare; Arcadia Home Care & Staffing
Addus Nurse Care, Inc.	Delaware	Sun City Caregivers; Lifestyle Options
Alamo Area Home Hospice, LP	Texas	Alamo Hospice
Alliance Home Health Care, LLC	New Mexico	Alliance Home Health Care, LLC
Ambercare Corporation	New Mexico	Ambercare Corporation
Ambercare Home Health Care Corporation	New Mexico	Ambercare Home Health Care Corporation
Ambercare Hospice, Inc.	New Mexico	Ambercare Hospice, Inc.
Cura Partners, LLC	Tennessee	Addus HomeCare; Arcadia Home Care & Staffing
House Calls of New Mexico, LLC	New Mexico	House Calls of New Mexico
Hospice Partners of America Holding, LLC	Delaware	Alamo Hospice of Conroe; Alamo Hospice of Waco; Hospice of Virginia
Hospice Partners of America, LLC	Delaware	Hospice Partners of America
Hospice Partners of Texas, LLC	Delaware	Hospice Partners of Texas
HPA Medical Management, LLC	Delaware	Alamo Supportive Care; Serenity Supportive Care
HPA Idaho, LLC (United Hospice)	Idaho	Harrison’s Hope Hospice; Harrison’s Hope Twin Falls
H&PC of America, LLC	Delaware	H&PC of America
New Capital Partners II-HS, Inc.	Delaware	New Capital Partners II-HS
Options Service, Inc.	Colorado	Options Service, Inc.
PHC Acquisition Corporation	California	Addus HomeCare
PRAC Holdings, Inc.	Delaware	Arcadia Home Care & Staffing
Priority Home Health Care, Inc.	Ohio	Addus HomeCare; Arcadia Home Care & Staffing
Professional Reliable Nursing Services, Inc.	California	Arcadia Home Care & Staffing
Serenity Palliative Care and Hospice, LLC	Delaware	Serenity Hospice
South Shore Home Health Service, Inc.	New York	Addus HomeCare
TR&B, LLC	Delaware	TR&B

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.